Exhibit 10.5

Allens > < Linklaters

Deed of Amendment and

Restatement

JBS Australia Pty Limited

J&F Australia Pty Limited

Deed of Amendment and Restatement

Shared Services and Feeding Agreement

Allens

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© Copyright Allens, Australia 2014

Allens is an independent partnership operating in alliance with Linklaters LLP.

Deed of Amendment and Restatement	Allens > < Linklaters

1. Interpretation	2

2. Amendments	3

3. Remaining Provisions Unaffected	3

4. Governing Law and Jurisdiction	3

5. Counterparts	3

Schedule	4
Shared Services and Feeding Agreement	4

Page (i)

Deed of Amendment and Restatement	Allens > < Linklaters

Date	21ST JANUARY 2013

Parties

1.	JBS Australia Pty Limited (ACN 011 062 338) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (JBS)

2.	J&F Australia Pty Limited (ACN 150 917 285) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (J&F)

Recitals

A	The parties are parties to an agreement dated 14 June 2011 under which JBS agrees to provide certain services in relation to cattle that are owned by J&F and either depastured on JBS’ feed yards or placed by JBS into other feed yards or on agistment (the Principal Agreement).

B	The parties wish to amend and restate the Principal Agreement in the manner set out in this Deed.

It is agreed as follows.

1.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

(f)	A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

Deed of Amendment and Restatement	Allens > < Linklaters

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(k)	Unless otherwise set out in this Agreement, all references to time are to Brisbane time.

(l)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put it forward.

2.	Amendments

With effect from the date of this Deed the Principal Agreement is amended to read as set out in the schedule.

3.	Remaining Provisions Unaffected

Except as specifically amended by this Deed, the provisions of the Principal Agreement remain in full force and effect.

4.	Governing Law and Jurisdiction

This Deed is governed by the laws of Queensland. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

5.	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Deed of Amendment and Restatement	Allens > < Linklaters

Schedule

Shared Services and Feeding Agreement

Shared Services and Feeding Agreement

JBS Australia Pty Limited

J&F Australia Pty Limited

Shared Services and Feeding Agreement

1. Supply of Cattle	2

1.1 Supply of Cattle	2
1.2 Obligations of JBS for Care and Feeding	2

2. Charges	3

2.1 Charges	3
2.2 GST	3

3. Invoicing and Payment	3

3.1 Invoicing	3
3.2 Payment	3

4. Term	4

5. Coordinators	4

6. Delivery and Title of Cattle	4

7. Insurance	4

8. Indemnity	4

9. Representations and Warranties of J&F	4

10. Representations and Warranties of JBS	5

11. Risk of Loss	5

12. No warranties by JBS	5

13. Force Majeure	7

14. Relationship of the Parties	7

15. Confidentiality	7

16. Notices	8

17. Entire Agreement	8

18. Assignment	9

19. No Waiver	9

20. Further Assurances	9

21. Severability	9

22. Governing Law and Jurisdiction	9

23. Counterparts	9

Schedule 1 – Charges	11

Shared Services and Feeding Agreement

Date	21ST JANUARY 2013

Parties

1.	J&F Australia Pty Limited (ACN 150 917 285) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (J&F)

2.	JBS Australia Pty Limited (ACN 011 062 338) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (JBS)

Recitals

A	J&F is and will in the future be the owner of certain cattle described in Recital C (“Cattle”) and desires JBS to feed and maintain the Cattle including all management (the “Services”) until the Cattle are ready to be sold.

B	JBS desires to provide the Services, on the terms and conditions set out in this agreement.

C	This Agreement governs all cattle that are owned by J&F and either depastured on JBS’ feed yards or placed by JBS into other feed yards or on agistment.

D	The parties agree as follows:

1.	Supply of Cattle

1.1	Supply of Cattle

J&F agrees to use commercially reasonable efforts to supply sufficient Cattle to JBS so that (if such Cattle are not placed by JBS in other feed yards or on agistment) JBS’ feed yards are not less than 80% full of Cattle at all times during the Supply Period (as defined in clause 4).

1.2	Obligations of JBS for Care and Feeding

(a)	JBS agrees to feed and care for, or cause to be fed and cared for, the Cattle in accordance with the standards of care and responsibility appropriate to the custom cattle feeding industry and generally regarded as good animal husbandry practices, for such periods as J&F and JBS agree in respect of each head of Cattle (but not exceeding a period of 12 months in respect of any head).

(b)	JBS will segregate and clearly identify the Cattle in accordance with standard industry practice, wherever located or situated by JBS during the Supply Period, and JBS shall maintain accurate and reasonably detailed records applicable thereto, so that the Cattle shall be at all times identifiable.

Shared Services and Feeding Agreement

(d)	JBS shall furnish at the request of J&F (but in any event no less frequently than monthly) an updated yardsheet report listing lot number, current headcount, deads, days on feed and consumption with respect to the Cattle.

(e)	Unless otherwise directed in writing by J&F, JBS shall maintain and feed, or cause to be maintained and fed, the Cattle until they reach a proper marketable weight or condition to meet J&F’s specifications.

(f)	JBS shall sell and ship all Cattle as directed by J&F.

(g)	JBS is authorized and directed to make a prudent sale or salvage disposition, at its discretion, of any Cattle that become non-performers while in the custody of JBS. In the event of any such sale, JBS will account to J&F for the proceeds of such sales no less frequently than monthly or as otherwise required by law. Upon the sale of Cattle, JBS agrees to promptly notify J&F of the date of shipment and other pertinent information.

2.	Charges

2.1	Charges

J&F will pay to JBS the charges as set out in the Schedule 1 for the provision of the Services.

The charges will be reviewed annually and determined at the beginning of each year (i.e. 1 January each year).

2.2	GST

Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

To the extent that any supply made under or in connection with this agreement is a taxable supply, the recipient must pay, in addition to the consideration to be provided under this agreement for that supply (unless it expressly includes GST) an amount equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

3.	Invoicing and Payment

3.1	Invoicing

JBS shall provide a tax invoice to J&F for the Services fortnightly.

3.2	Payment

J&F must pay each JBS invoice for Services within 14 Business Days after receiving the invoice, by way of electronic funds transfer from J&F’s bank account or in such other reasonable manner as required by JBS from time to time.

Shared Services and Feeding Agreement

4.	Term

This agreement will commence (notwithstanding the date it is executed) on June 01, 2011 or such earlier date on which JBS’ feed yards are at least 80% full of Cattle and end on May 30, 2016 (the “Supply Period”).

5.	Coordinators

JBS will designate one person per feed yard as the contact at such feed yard for J&F, and J&F will designate one person to coordinate with designated feed yard personnel.

6.	Delivery and Title of Cattle

(a)	JBS reserves the right to refuse to accept individual animals due to disease or poor health.

(b)	Title to all Cattle delivered to JBS pursuant to this Agreement shall not transfer to JBS, but shall remain with J&F until sold by J&F (whether to JBS or to another meat processor for slaughter, or to another third party).

7.	Insurance

J&F may, at its discretion, provide insurance for loss, death, or destruction of the Cattle.

8.	Indemnity

(a)	Unless arising directly from JBS’, gross negligence, wilful misconduct or breach of this agreement, J&F agrees to indemnify and hold JBS and its subsidiaries, affiliates, officers, agents, employees and representatives, harmless from, and to assume all responsibility for, any and all claims, damages, losses, causes of action, and liability of every kind related to the Cattle or this Agreement, including all reasonable legal expenses, whether in litigation or otherwise and court costs and fees, including but not limited to claims arising out of or in any way related to a breach of a representation or warranty made by J&F and claims by persons claiming any interest in the Cattle, including owners, lenders or buyers of the Cattle.

(b)	J&F agrees to pay the expense of defending such claims as these expenses are incurred, although JBS shall retain the control of the defence, including the right to choose counsel; provided that, JBS shall not agree to a settlement without the consent of J&F. It is the express intention of J&F to indemnify and protect JBS from the consequences of all claims, liabilities, expenses, and damages described in this clause under all legal causes of action, unless those claims are due to JBS’ gross negligence, wilful misconduct or breach of this Agreement.

9.	Representations and Warranties of J&F

J&F hereby represents and warrants that:

Shared Services and Feeding Agreement

(a)	The undersigned has full power and authority to execute this Agreement on behalf of J&F and this Agreement constitutes a legal, valid and binding agreement of J&F, enforceable in accordance with its terms; and

(b)	There is no claim, loss contingency, litigation, or proceeding whether or not pending, threatened, or imminent against or otherwise affecting J&F which may result in a material adverse change in the business, properties, or condition, financial or otherwise, of J&F.

10.	Representations and Warranties of JBS

JBS hereby represents and warrants that:

(a)	The undersigned has full power and authority to execute this Agreement on behalf of JBS and this Agreement constitutes a legal, valid and binding agreement of JBS, enforceable in accordance with its terms; and

(b)	There is no claim, loss contingency, litigation, or proceeding whether or not pending, threatened, or imminent against or otherwise affecting JBS which may result in a material adverse change in the business, properties, or condition, financial or otherwise, of JBS.

11.	Risk of Loss

All risk of loss of the Cattle remains with J&F and all Charges shall be payable by J&F to JBS as provided for in this Agreement regardless of whether any of such Cattle die, become sick or fail to gain the weight contemplated by J&F. Notwithstanding anything in this Agreement to the contrary, J&F agrees that JBS shall have no liability to J&F arising out of the performance of this Agreement for any injury, damage, loss or death of the Cattle except as may be due to GROSS NEGLIGENCE, WILFUL MISCONDUCT OR BREACH OF THIS AGREEMENT OF OR BY JBS. IT IS AGREED THAT NO PRESUMPTION OF NEGLIGENCE SHALL ARISE AND THAT THE STANDARD OF CARE TO BE EXERCISED BY JBS SHALL BE ONLY THAT DEGREE OF CARE EXERCISED BY AN ORDINARY PRUDENT FEED YARD OPERATOR. Notwithstanding the foregoing provisions of this clause, if there is any claim for injury, damage, loss or death of the Cattle that should be made under any insurance policies held by or for the benefit of JBS, then JBS shall promptly file all such claims (or cause such claims to be filed) and remit any payments made under such policies that relate to the Cattle to J&F as promptly as reasonably practicable following receipt of such payment.

12.	No warranties by JBS

J&F warrants that it has not relied on any statement, promise, representation, warranty, conduct or undertaking made or given by JBS and J&F has relied on its own skill and judgment in deciding to enter into this Agreement.

For the avoidance of doubt, it is expressly acknowledged that neither JBS nor its representatives have made any representations about any eventual market for, sales price of, or grade and yield potential of the Cattle. Neither JBS nor its representatives guarantees or represents that J&F will not lose money, whether due to disease, economic conditions, cattle performance, or any other cause whatsoever. J&F has relied solely on its own judgment in entering into this agreement, and will do

Shared Services and Feeding Agreement

so in making all decisions about the Cattle, including the purchase an sale thereof. In no event shall JBS be liable for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statue, in tort or contract, or otherwise.

13.	PPSA

13.1	Definitions

In this clause 13, the following words have the meaning set out below:

(a)	PPSA means the Personal Property Securities Act 2009 (Cth).

(b)	Security Interest has the meaning given to that term in the PPSA.

13.2	Registration of Security Interest

The parties agree that it is their intention that no Security Interest (whether because of a commercial consignment, bailment or otherwise) in Cattle will be created pursuant to this Agreement, and that J&F’s ownership of Cattle will be absolute. However:

(a)	to the extent that a Security Interest in favour of J&F is in fact created under this Agreement (read alone or in conjunction with a separate Purchase and Sale Agreement between the parties – the “Purchase and Sale Agreement”), JBS agrees to promptly do anything (such as obtaining consents, signing documents, getting documents completed and signed and supplying information, and including entering into a subordination or priority agreement with any other secured party) which J&F asks, to:

(i)	ensure that J&F’s Security Interest is perfected and otherwise effective as a first-ranking Security Interest; or

(ii)	enable J&F to apply for any registration, or give any notification, in connection with the Security Interest, so that the Security Interest has priority as a first-ranking Security Interest; or

(iii)	enable J&F to exercise rights in connection with the Security Interest; and

(b)	as well, out of an abundance of caution (and also to alert third parties that J&F has an interest in the Cattle) the parties agree to the registration of a Security Interest in favour of J&F on the PPS Register in respect of the Cattle, to preserve the rights of J&F to the Cattle should there in fact be a Security Interest created pursuant to this Agreement and/or the Purchase and Sale Agreement.

13.3	Application of PPSA

To the extent that there is a Security Interest in favour of J&F in respect of any cattle:

(a)	each party contracts out of each provision of the PPSA, as permitted by section 115 of the PPSA, to the extent that:

(i)	exercise by a party of any right, power or remedy will be taken not to be under a provision mentioned in section 115 of the PPSA to the extent that such right, power or remedy is a right, power or remedy under:

(A)	this Agreement;

Shared Services and Feeding Agreement

(B)	any document or agreement that is ancillary to this Agreement; or

(C)	any other law,

unless that party so elects; and

(ii)	any obligation of a party to give notice, or any restriction on the exercise by a party of a right, power or remedy, will not apply;

(b)	each party waives its rights to receive each notice which, under section 157(3) of the PPSA, it is permitted to waive; and

(c)	each party waives its rights to receive anything from the other party under section 275 of the PPSA and agrees to not make any request of the other party under that section.

14.	Force Majeure

Neither J&F nor JBS shall be liable for, or deemed to be in default under this Agreement or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or similar causes beyond each party’s reasonable control, and without fault or negligence of J&F or JBS. Each party shall use reasonable efforts to minimise the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party timely advised as to minimisation and removal of such conditions.

15.	Relationship of the Parties

This Agreement shall not be interpreted as constituting a partnership, quasi-partnership, association or any other relationship in which one or more of JBS and J&F may (except as specifically provided for in this Agreement) be liable generally for the acts or omissions of any other party.

16.	Relationship with Sale and Purchase Agreement

Although certain Cattle provided with Services under this Agreement may, at the end of the term of the provision of Services, become the subject of a sale by J&F to JBS pursuant to the Purchase and Sale Agreement, whether such sale occurs and the terms of any such sale will be something which is determined pursuant to that agreement, and Cattle are not delivered to JBS pursuant to this Agreement on the basis that they are to be either sold to or on-sold by JBS.

17.	Confidentiality

Each party agrees to keep confidential and not disclose the contents of this agreement to any person without the prior written consent of the other party.

Notwithstanding the foregoing, nothing requires a party to keep confidential or prevents a party from disclosing the contents of this agreement if:

a)	the law requires disclosure;

Shared Services and Feeding Agreement

b)	the disclosure is to the party’s officers or employees who need to have access to the information for the purpose of this agreement;

c)	the disclosure is to a party’s professional advisor who owes that party a duty of confidentiality;

d)	the disclosure is by the Company to its members, any investor, financier, or other person involved in the Plant and that person has previously agreed to keep confidential the terms of this agreement.

The operation of this clause will survive completion of this agreement.

18.	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)	must be in writing and signed by the sender or a person duly authorised by the sender;

(b)	must be addressed and delivered to the intended recipient at the following address:

(i)	to JBS:	JBS Australia Pty Limited:

		Attention:	Chief Executive Officer

		Address:	01 Lock Way, Riverview

Queensland, 4303

(ii)	to J&F	J&F Australia Pty Limited:

		Attention:	Director

		Address:	01 Lock Way, Riverview

Queensland, 4303

(c)	will be taken to be duly given or made when delivered, received or left at the above address. If delivery or receipt occurs on a day that is not a business day in the place to which the Notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

19.	Entire Agreement

This Agreement contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct and prior agreements and understandings between the parties in connection with its subject matter.

Shared Services and Feeding Agreement

20.	Assignment

Neither party may assign this Agreement or any of its rights and obligations under this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, either Party may assign this agreement to any wholly owned subsidiary without any prior written consent.

21.	No Waiver

No failure to exercise nor any delay in exercising any right, power or remedy under this Agreement operates as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

22.	Further Assurances

Each party must do anything (including executing agreements and documents) necessary or desirable to give full effect to this Agreement and the transactions contemplated by it.

23.	Severability

Any provision of, or the application of any provision of these conditions which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

24.	Governing Law and Jurisdiction

This Agreement is governed by the laws of Queensland. Each party submits to the jurisdiction of courts exercising jurisdiction there, and waives any right to claim that those courts are an inconvenient forum.

25.	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Shared Services and Feeding Agreement

Executed as an agreement

Executed by JBS Australia Pty Limited:

/s/ Edison Alvares	/s/ Michael Doyle
Director Signature	Director/Secretary Signature

Print Name Edison Alvares	Print Name Michael Doyle
DIRECTOR & SECRETARY	Director

Executed by J&F Australia Pty Limited:

/s/ Edison Alvares	/s/ Michael Doyle
Director Signature	Director/Secretary Signature

Print Name EDISON ALVARES	Print Name Michael Doyle
DIRECTOR & SECRETARY	Director

Shared Services and Feeding Agreement

Schedule 1 – Charges

Charges will be calculated as follows:

Item	Description	Beef City	Caroona	Mungindi	Prime City	Riverina Beef	Yambinya
a	Head day / Yardage cost + Administration Cost	$0.9870	$0.8908	$0.8422	$1.0277	$0.8288	$1.5963
b	Induction/Processing cost	at cost	at cost	at cost	at cost	at cost	at cost
c	Medicine cost	at cost	at cost	at cost	at cost	at cost	at cost
d	Feed cost	at cost	at cost	at cost	at cost	at cost	at cost
e	Total payable by J&F (a+b+c+d)

Deed of Amendment and Restatement	Allens > < Linklaters

Executed and delivered as a Deed

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by JBS Australia Pty Limited (ACN 011 062 338):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by J&F Australia Pty Limited (ACN 150 917 285):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY